UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2023 bluebird bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35966	13-3680878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

455 Grand Union Boulevard,

Somerville, MA

02145

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (339) 499-9300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BLUE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 26, 2023, bluebird bio, Inc. (the “Company”) entered into an asset purchase agreement (the “PRV Transfer Agreement”) with Novartis Pharma AG (“Buyer”), pursuant to which the Company agreed to sell to Buyer a Rare Pediatric Disease Priority Review Voucher (“PRV”), if received, in connection with the potential approval of lovotibeglogene autotemcel (lovo-cel) with a proposed indication for patients with sickle cell disease 12 years and older with a history of vaso-occlusive events. Under the terms of the PRV Transfer Agreement, rights to the PRV would transfer to Buyer and the Company would receive $103 million upon closing of the sale, which is contingent upon the U.S. Food and Drug Administration’s (“FDA”) approval of the biologics license application (“BLA”) for lovo-cel and granting of the PRV.

The PRV Transfer Agreement contains customary representations, warranties, covenants, and indemnification provisions subject to certain limitations.

Closing of the transaction remains subject to the approval of the BLA for lovo-cel and receipt of a PRV from the FDA, as well as customary closing conditions.

The foregoing description of the PRV Transfer Agreement does not purport to be complete and is qualified in its entirety by the full text of the PRV Transfer Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements, including our statements regarding the closing of the sale of the Company’s PRV, if received, as well as statements regarding the expected timing relating to its potential regulatory approval of lovo-cel and expectations regarding the receipt of a PRV upon potential approval of lovo-cel. Such forward-looking statements are based on historical performance and current expectations and projections about the Company’s future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. No forward-looking statement can be guaranteed. Forward-looking statements in this Current Report on Form 8-K should be evaluated together with the many risks and uncertainties that affect the Company’s business, particularly those identified in the risk factors discussion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. These risks include, but are not limited to: the risk that the Company may not receive a PRV upon potential approval of lovo-cel or that lovo-cel may not be approved in the anticipated timeframe or at all; the Company may encounter additional delays in the development of its programs, including the imposition of new clinical holds, which may impact its ability to meet expected timelines and increase its costs; the internal and external costs required for the Company’s ongoing and planned activities, and the resulting impact on expense and use of cash, has been and may in the future be, higher than expected, which has caused the Company, and may in the future cause it, to use cash more quickly than it expects or change or curtail some of its plans or both; the Company’s expectations as to expenses, cash usage and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than its assumptions; the risk that the efficacy and safety results from the Company’s prior and ongoing clinical trials will not continue or be seen in additional patients treated with its product candidates; the risk of insertional oncogenic or other reportable events associated with lentiviral vector, drug product, or myeloablation; and the risk that any one or more of the Company’s products or product candidates, including lovo-cel, will not be successfully developed, approved or commercialized. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof and except as otherwise required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1+	Asset Purchase Agreement, dated as of October 26, 2023, by and between bluebird bio, Inc. and Novartis Pharma AG.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

+	Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

bluebird bio, Inc.

Date: October 30, 2023	By:	/s/ Andrew Obenshain
Andrew Obenshain
President and Chief Executive Officer